Exhibit 23.1 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-215892) and Form S-3 (No. 333-253702) of JELD-WEN Holding, Inc. of our report dated February 22, 2022, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K. /s/ PricewaterhouseCoopers LLP Charlotte, North Carolina February 22, 2022